--------------------------------------------------------------------------------

                    Presentation to the Board of Directors of

                             Regency Affiliates Inc.

                                     [LOGO]
                              SANDERS MORRIS HARRIS

                                                              Regency Affiliates
--------------------------------------------------------------------------------

Table of Contents

I.        Executive Summary                                                    3

II.       Overview of Deregistration Process                                   9

III.      Overview of Regency Affiliates                                      12

IV.       Valuation                                                           29

V.        Proposed Transaction                                                60


--------------------------------------------------------------------------------
[LOGO]                                                                         2

                                                              Regency Affiliates
--------------------------------------------------------------------------------

                              I. Executive Summary


--------------------------------------------------------------------------------
[LOGO]                                                                         3

Executive Summary                                             Regency Affiliates
--------------------------------------------------------------------------------

o Regency Affiliates, Inc. ("Regency" or the "Company"), through its operating subsidiaries, serves as a holding company with ownership interests in the following assets:

      >> a 50% limited partnership interest in an office building located in Baltimore, MD;

      >> a 50% interest in an Alabama-based power plant that serves a Kimberly-Clark tissue manufacturing plant; and

      >> an 80% interest in approximately 70 million tons of aggregate at a mine site in rural Michigan.

      >> as of June 30, 2005, Regency held $10.4 million of cash and had no debt.

o The Company's common stock trades on the OTC Bulletin Board under the symbol RAFI.OB. Regency has a market cap of approximately $20 million, is thinly traded (only about 450 shares per day over the past six months) and is approximately 70% owned by company insiders.

o Because of the small public float and relative illiquidity and in order to reduce future operating expenses, the board of directors and management team of the Company have decided to effect a deregistration or "going dark" transaction, whereby the Company will declare a reverse split of its common stock, repurchase the fractional shares, and reduce its shareholder base below 300 shareholders. As a result, the Company will no longer be subject to filing requirements of the SEC.

o Sanders Morris Harris ("SMH") has performed an independent valuation analysis of the Company for purposes of advising the independent directors of the Company's board on a fair price at which the fractional shares that result from the reverse split should be repurchased.


--------------------------------------------------------------------------------
[LOGO]                                                                         4

Work Performed by SMH                                         Regency Affiliates
--------------------------------------------------------------------------------

o In connection with the review of the proposed deregistration and the preparation of its analysis, SMH, among other things:

      >> Held discussions with Regency senior management, board members and key personnel;

      >>    Reviewed publicly available information for Regency;

      >> Examined financial and operating projections of Regency and its operating holdings;

      >> Reviewed the independent analyses conducted by Marshall and Stevens, Houlihan and Smith, and Gustavson and Associates relating to previous transactions conducted by Regency and appraisals of various operating holdings' of the Company.

      >> Compared Regency's and its operating holdings' financial results with those of comparable publicly-traded companies;

      >> Analyzed the historical impact of deregistration on the trading values in other comparable transactions;

      >> Analyzed the potential pro forma impact of the deregistration on the future financial performance of Regency;

      >> Reviewed published estimates of independent research analysts with respect to the future financial performance of companies comparable to Regency and its operating holdings;

      >> Talked to the Company's legal counsel regarding the deregistration process and the potential impact of the transaction on shareholders;

      >> Performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of our analysis.


--------------------------------------------------------------------------------
[LOGO]                                                                         5

Important Considerations in SMH Analysis                      Regency Affiliates
--------------------------------------------------------------------------------

o As part of its analyses, SMH relied on independent appraisals conducted by the Company, as part of its review of the value of the Company. SMH did not complete independent appraisals on the underlying assets as part of its work in the due diligence process. In the transaction, SMH relied on the appraisal conducted by Marshall and Stevens relating to the value of Security West, and the appraisal of Gustavson and Associates relating to the value of the aggregate held by NRDC.

o As part of its analysis, SMH relied on information provided by Company management in regards to the financial performance and projections of the Company's operating holdings. We did not conduct direct diligence on the underlying operating companies, nor did we have direct communications with the operating management of underlying operating companies.

o During the course of its discussions with Regency's management and legal counsel, SMH was informed of the current disagreement with the general partner regarding the proper allocation of the taxable income of Security West. As part of its analysis, SMH considered both sides' views of the proper allocation. However, for purposes of its valuation, SMH placed greater weight with the Company's view of the allocation, based on SMH's understanding of and Company's interpretation of the disagreement. We did not conduct an independent legal or tax analysis of the disputes and relied upon the Company and its legal counsel for information regarding this matter.


--------------------------------------------------------------------------------
[LOGO]                                                                         6

Share Price Sensitivity Analysis                              Regency Affiliates
--------------------------------------------------------------------------------

          Purchase Price
            Per Share                Shares(1)             Total Price
          --------------            ----------             -----------
            $  5.50                   61,412               $  337,766
               5.75                   61,412                  353,119
               6.00                   61,412                  368,472
               6.25                   61,412                  383,825
          ------------------------------------------------------------
               6.50                   61,412                  399,178
          ------------------------------------------------------------
               6.75                   61,412                  414,531
               7.00                   61,412                  429,884
               7.25                   61,412                  445,237
               7.50                   61,412                  460,590

(1) Assumes 1:500 reverse split

                              [LINE CHART OMITTED]


--------------------------------------------------------------------------------
[LOGO]                                                                         7

Going Dark Analysis                                           Regency Affiliates
--------------------------------------------------------------------------------

                              [LINE CHART OMITTED]


--------------------------------------------------------------------------------
1.    Assumes repurchase price of $6.50 per share.

[LOGO]                                                                         8

                                                              Regency Affiliates
--------------------------------------------------------------------------------

                     II. Overview of Deregistration Process


--------------------------------------------------------------------------------
[LOGO]                                                                         9

Overview of Deregistration Process                            Regency Affiliates
--------------------------------------------------------------------------------

o Publicly traded companies have the ability to deregister their securities, under certain conditions, which eliminates filing duties under the Security Act of 1934, which is frequently referred to a "going dark".

      o Eligible companies must have fewer than 300 shareholders of record, or less than 500 shareholders of record if the Company has less than $10 million in assets for a minimum of three years.

o Two commonly utilized methods of deregistering shares include (i) issuing a reverse share split and cashing out fractional shares and (ii) issuer self tender offer to shareholders:

      o In the reverse share split, the process is affected by a charter amendment for the reverse share split, and requires shareholder approval, and requires a proxy statement along with a 13E-3 filing. SEC review must precede the solicitation of shareholder consent

      o In the issuer self tender, where the company offers to repurchase its shares, also requires fling a 13E-3, but does not assure sufficient shareholder participation to ensure resulting in fewer than 300 shareholders

o Eligible companies can deregister a class of securities by filing a Form 15, a simple one page form that reports the number of security holders and indicates the provision of the 1934 Act that was relied upon.

o Companies cannot deregister during the fiscal year in which a registration statement relating to the impacted class of securities was declared effective or required to be updated. Also, the Company must not have any contractual obligations relating to the securities (i.e.registration rights)

o The recent increase in public company costs and the introduction of the Sarbanes Oxley requirements has caused a surge in companies deregistering their securities.


--------------------------------------------------------------------------------
[LOGO]                                                                        10

Market Impact of Deregistration Process                       Regency Affiliates
--------------------------------------------------------------------------------

o Historically, the deregistering of securities has had a negative impact on the trading value of the company's stock.

      o A recent five year analyses conducted at University of Pennsylvania's Wharton School estimated that a 9%-12% negative stock price impact of deregistering securities.

      o Firms required to file 13E-3 statements, which require shareholder approval, achieve a lesser decline at the event date.

o There are several "market perceptions" that result from the deregistering of securities, including:

      o Removing the bonding to the SEC creates an asymmetry of information that tends to increase the return requirements of shareholders to hold the stock;

      o The reduction of liquidity in the resultant deregistered stock that also negatively impacts stock trading values;

      o Most companies cite the increased cost of being public, as well as Sarbanes Oxley, as the key drivers of deregistering;

      o Deregistering creates shareholder concerns about company viability and control processes, as well as perceived benefits to insiders.

o Companies should review potential impact of "going dark" on the financing alternatives for the Company going forward, as reduced objective financial filing requirements and market governance could increase the cost and availability of capital.


--------------------------------------------------------------------------------
[LOGO]                                                                        11

                                                              Regency Affiliates
--------------------------------------------------------------------------------

                       III. Overview of Regency Affiliates


--------------------------------------------------------------------------------
[LOGO]                                                                        12

Company Overview                                              Regency Affiliates
--------------------------------------------------------------------------------

================================================================================
                              Business Description
================================================================================

Regency serves as a parent company to various subsidiary business operations. The company, through its subsidiary, owns an 80% interest in approximately 70 million tons of previously quarried and stockpiled rock located at Groveland Mine in Dickinson County, Michigan. In addition, Regency owns 50% of a limited partnership that in turn owns a two story office building and a connected six story office tower located in Baltimore, MD. Also, the Company, through its wholly owned subsidiary, Regency Power Corporation, has 50% membership interest in MESC Capital, LLC, which owns an onsite energy facility that supplies steam and electricity to a Kimberly-Clark tissue mill in Mobile, Alabama. Additionally, as of June 30, 2005, Regency held $10.4 million of cash and had no debt. The company was organized in 1980 and was formerly known as TransContinental Energy Corporation. Regency Affiliates is based in Jensen Beach, Florida.

================================================================================
                                 Key Executives
================================================================================

o Laurence S. Levy             Chairman, CEO and President

o Neil Hasson                  CFO and Director

================================================================================
                          Summary Financial Information
================================================================================

Share Price (09/09/05)         $6.00

Market Capitalization          $19.9 million

Enterprise Value (1)           $11.4 million


--------------------------------------------------------------------------------
1. Enterprise value is defined as market capitalization plus preferred stock, less balance sheet cash and equivalents.

[LOGO]                                                                        13

Company History                                               Regency Affiliates
--------------------------------------------------------------------------------

1980  o     Organized as a Delaware corporation to succeed the TransContinental
            Oil Corporation, which existed since 1947.

1993  o     Acquired an 80% interest in National Resource Development
            Corporation (NRDC), the principal asset of which is about 70 million tons of rock aggregate at a mine site in rural Michigan.

1994  o     Acquired a limited partnership interest in Security Land and
            Development Company (Security Land) for an equity investment of $350,000.

1997  o     Through a subsidiary, acquired assets of Rustic Crafts
            International, Inc., an electric fireplace manufacturer.

2002  o     Rustic Crafts sold all of its operating assets to RCI Wood Products,
            Inc. in exchange for $200,000 cash and $1.1 million in promissory notes(1).

      o Royalty Holdings LLC, an entity controlled by Laurence S. Levy, purchased approximately 60% of the Company, and Mr. Levy became Regency's CEO.

2003  o     Received $41,000,000 in proceeds when Security Land refinanced the existing indebtedness on its property.

2004  o     Acquired a 50% membership interest in MESC Capital, LLC, through a newly-formed, wholly-owned subsidiary called Regency Power
            Corporation.


--------------------------------------------------------------------------------
1. The notes were deemed uncollectible and fully written off by the Company in 2004.

[LOGO]                                                                        14

Corporate Overview                                            Regency Affiliates
--------------------------------------------------------------------------------

                            ------------------------
                            Regency Affiliates, Inc.
                            ------------------------
                               |       |        |
                               |       |        |
          ---------------------        |         -------------------
          |                            |                            |
          |                            | 100%                       |
          |                            | ownership                  |
          |                            | interest                   |
          |                            |                            |
          |                            |                            |
          | 50% ownership              |                            | 80%
          | interest (1)         -------------                      | ownership
          |                      Regency Power                      | interest
          |                      -------------                      | (3)
          |                            |                            |
          |                            | 50%                        |
          |                            | ownership                  |
          |                            | interest                   |
          |                            |                            |
--------------------------    ----------------------------   -------------------
    Security Land and             MESC Capital LLC (2)        National Resource
  Development Company LP      (Kimberly-Clark power plant)    Development Corp.
    ("Security West")         ----------------------------   (70 million tons of
                                                                  aggregate)
(land and office building)                                   -------------------
--------------------------


--------------------------------------------------------------------------------
1. Regency has both a limited partnership interest in Security West and a 5% limited partnership interest in 1500 Woodlawn Limited Partnership, the general partner of Security West, which together entitle the Company to 50% of the net cash flow of the partnership (following a priority interest in the first $2.0 million) and 50% of the residual value in Security West.

2. MESC Capital LLC is also 50% owned by DTE Mobile, LLC an unregulated subsidiary of a large energy company.

3.    NRDC is 20% owned by Statesman Group, Inc.

[LOGO]                                                                        15

Ownership Analysis                                            Regency Affiliates
--------------------------------------------------------------------------------

(in thousands)

Ownership Summary (1)                      Shares     % Total    Market Value(1)
--------------------------------------------------------------------------------
Institutional Holders                         2.2        0.1%      $     13
5% Holders                                  167.6        5.0%         1,005
Insiders                                  2,106.2       63.4%        12,637
Public and Other                          1,048.0       31.5%         6,288
--------------------------------------------------------------------------------
Total Shares Outstanding                  3,324.0      100.0%      $ 19,944

Institutional Holders                      Shares     % Total    Market Value(1)
--------------------------------------------------------------------------------
Sc Fundamental                                2.0        0.1%      $     12
America First Investment Advisors Llc         0.2        0.0%             1
Total                                         2.2        0.1%      $     13

5% Owners                                  Shares     % Total    Market Value(1)
--------------------------------------------------------------------------------
Raffle Associates Lp                        167.6        5.0%      $  1,005
Total                                       167.6        5.0%      $  1,005

Insiders                                   Shares     % Total    Market Value(1)
--------------------------------------------------------------------------------
Laurence S. Levy                           1973.7       59.4%      $ 11,842
Neil N. Hasson                              125.0        3.8%           750
Errol Glasser                                 5.8        0.2%            35
Stanley Fleishman                             1.8        0.1%            11
Total                                      2106.2       63.4%      $ 12,637

Source: Capital IQ, Company Filings

(1)   Based on stock price of $6.00 as of September 27, 2005.

Insiders                     63%

5% Holders                  5.0%

Institutional Holders       0.1%

Public and Other           31.5%


--------------------------------------------------------------------------------
[LOGO]                                                                        16

Five Year Historical Price  and Volume Charts                 Regency Affiliates
--------------------------------------------------------------------------------

                                 [CHART OMITTED]

                                 [CHART OMITTED]


--------------------------------------------------------------------------------
[LOGO]                                                                        17

Historical Trading Analysis - Last Twelve Months              Regency Affiliates
--------------------------------------------------------------------------------

                               [BAR CHART OMITTED]

                    LTM Weighted Average Trading Value: $5.78


--------------------------------------------------------------------------------
[LOGO]                                                                        18

Historical Operating Performance                              Regency Affiliates
--------------------------------------------------------------------------------

                               [BAR CHART OMITTED]

                               [BAR CHART OMITTED]

                               [BAR CHART OMITTED]

                               [BAR CHART OMITTED]


--------------------------------------------------------------------------------
[LOGO]                                                                        19

Summary Income Statement                                      Regency Affiliates
--------------------------------------------------------------------------------


(dollars in millions, except per share data)                                  Year Ended                       Six Months Ended
                                                              ========================================    =========================
                                                                                Actual                              Actual
                                                              ----------------------------------------    -------------------------
                                                              12/31/2002     12/31/2003     12/31/2004    6/30/2004       6/30/2005
                                                              ----------------------------------------    -------------------------
Net Sales                                                     $       --     $       --     $       --    $       --     $       --

General and Administrative expenses                                  1.9            5.7            3.7           2.7            0.8
                                                              ----------------------------------------    -------------------------

Loss from operations                                                (1.9)          (5.7)          (3.7)         (2.7)          (0.8)



Income from equity investment in partnerships                        6.4            3.5            1.2           0.9            0.7
Gain on disposition of subsidiaries                                  0.2             --             --            --             --
Rental income                                                        0.0            0.1            0.0           0.0             --
Interest and dividend income                                         0.2            0.2            0.3           0.1            0.1
Other income, net                                                    0.0            0.4            0.0           0.1            0.1
Impairment of goodwill                                              (0.5)            --             --            --             --
Interest expense                                                    (1.2)          (0.7)            --            --             --
                                                              ----------------------------------------    -------------------------

Net loss before income taxes                                         3.2           (2.2)          (2.2)         (1.7)           0.1

Income tax (expense) benefit                                         0.1           (0.1)          (0.0)           --             --
Minority interest                                                    0.0             --             --            --             --
                                                              ----------------------------------------    -------------------------

Income from continuing operations                                    3.3           (2.3)          (2.3)         (1.7)           0.1

Gain/loss from operations of discontinued components, net of
income tax                                                          (0.6)            --             --            --             --
                                                              ----------------------------------------    -------------------------

Net Income (Loss)                                                    2.7           (2.3)          (2.3)         (1.7)           0.1
                                                              ========================================    =========================

Net income (loss) per common share:
Basic                                                               1.41          (0.93)         (0.75)        (0.55)         (0.03)
Diluted                                                             0.81          (0.93)         (0.75)        (0.55)         (0.03)


--------------------------------------------------------------------------------
[LOGO]                                                                        20

Summary Balance Sheet                                         Regency Affiliates
--------------------------------------------------------------------------------

(dollars in millions)                                                   Year Ended December 31,               Six Months Ended
                                                              ========================================    =========================
                                                                                Actual                             Actual
                                                              ----------------------------------------    -------------------------
                                                              12/31/2002     12/31/2003     12/31/2004    6/31/2004       6/31/2005
                                                              ----------------------------------------    -------------------------
Assets
Cash and Short-term Investments                               $      0.1     $     18.9     $     10.5    $     10.6     $     10.0
Total Receivables                                                    1.0            0.6            0.3           0.3            0.4
Other Current Assets                                                 0.0            0.1            0.0           0.0            0.0
Net Property, Plant & Equipment                                      2.0            0.5            0.0           0.0             --
Long-term Investments                                               36.4            0.6            7.8           8.1            8.0
Other                                                                2.0            1.9            1.1           1.1            1.1
                                                              ----------------------------------------    -------------------------

   Total Assets                                               $     41.6     $     22.6     $     19.7    $     20.1     $     19.5
                                                              ========================================    =========================

Liabilities & Stockholders' Equity
Accounts Payable                                              $      0.4     $      0.7     $      0.7    $      0.2     $      0.2
Accrued Exp                                                          2.1             --             --           0.3            0.4
Debt                                                                18.8             --             --            --             --
Other Non-Current Liabilities                                         --            1.8            1.4           1.2            1.1
Stockholders' Equity                                                20.3           20.1           17.6          18.5           17.8
                                                              ----------------------------------------    -------------------------

   Total Liabilities And Equity                               $     41.6     $     22.6     $     19.7    $     20.1     $     19.5
                                                              ========================================    =========================


--------------------------------------------------------------------------------
[LOGO]                                                                        21

Summary Cash Flow Statement                                   Regency Affiliates
--------------------------------------------------------------------------------

(dollars in millions)                                                  Year Ended December 31,                Six Months Ended
                                                              ========================================    =========================
                                                                               Actual                              Actual
                                                              ----------------------------------------    -------------------------
                                                                 2002           2003           2004       6/30/2004       6/30/2005
                                                              ----------------------------------------    -------------------------
Cash Flow from Operations
Net Income                                                    $      2.7     $     (2.3)    $     (2.3)   $     (1.7)    $     (0.1)
Depreciation & Amort                                                 0.1            0.1            0.0           0.0            0.0
Other Non-cash Items                                                (2.4)          (3.2)          (2.4)         (1.4)          (0.7)
Total Change in Working Capital                                      1.3           (1.9)          (0.0)         (0.1)           0.0
                                                              ----------------------------------------    -------------------------
   Cash Flows from Operations                                 $     (1.0)    $     (5.0)    $     (2.5)   $     (1.5)    $     (0.7)

Cash Flow from Investing
Capital Expenditure                                                 (0.2)            --             --            --             --
Cash investments in partnerships                                      --             --             --          (7.3)          (0.2)
Proceeds from partnership earnings received                           --             --             --            --            0.3
Purchase of marketable securities                                     --           22.7            3.3           9.6            0.0
Net Proceeds from purchase/sale of business                         (0.0)            --            0.5           0.4             --
Other                                                                 --            0.0            0.0           0.0             --
                                                              ----------------------------------------    -------------------------
   Cash Flows from Investing                                        (0.2)          22.7            3.8           2.7            0.1

Cash Flow from Financing
Net Repayment of short-term debt                                     0.4             --             --            --             --
Net Repayment of long-term debt                                      0.6          (17.3)            --            --             --
Proceeds from the exercise of stock options                           --             --             --            --            0.2
Repurchase of common stock                                            --             --           (0.3)           --             --
                                                              ----------------------------------------    -------------------------
   Cash Flows from Financing                                         1.0          (17.3)          (0.3)           --            0.2

Change in Cash                                                      (0.2)           0.4            1.0           1.1           (0.5)
Beginning Cash                                                       0.3            0.1            0.5           0.5            1.5
                                                              ----------------------------------------    -------------------------
   Ending Cash                                                $      0.1     $      0.5     $      1.5    $      1.6     $      1.0
                                                              ========================================    =========================


--------------------------------------------------------------------------------
[LOGO]                                                                        22

Security West Building                                        Regency Affiliates
--------------------------------------------------------------------------------

o On November 18, 1994, Regency Affiliates, Inc. acquired a limited partnership interest in Security Land and Development Company Limited Partnership.

o The Partnership owns the 34.3-acre Security West complex at 1500 Woodlawn Drive, Baltimore, Md., consisting of a built-to-suit government office building, consisting of a two-story office building built in 1968, and a connected seven-story office tower built in 1992.

o The buildings have net rentable area of approximately 717,000 square feet. The facility is occupied by the United States Social Security Administration Office of Disability and International Operations under a fifteen year lease, expiring in Oct 31st 2018 at $12.7 million per year.

o The construction of the Security West buildings was completed in 1972 and the buildings have been occupied by the Social Security Administration since 1972 under prior leases between the U.S. Government and the Partnership.

o This asset was effectively monetized in 2003 through a $98.5 million public debt issued. The debt matures October 2018, at which time the loan will have been paid down to a balance of $10 million. Security West has obtained residual value insurance for $10 million.

o The Company received approximately $41 million of the proceeds, which was partially used to pay down existing debt at the time.


--------------------------------------------------------------------------------
[LOGO]                                                                        23

MESC                                                          Regency Affiliates
--------------------------------------------------------------------------------

o On April 30, 2004, Regency, through a newly-formed, wholly-owned subsidiary called Regency Power Corporation, acquired a 50% membership interest in MESC Capital, LLC, a Delaware limited liability company, from DTE Mobile, LLC for approximately $7.3 million.

o MESC Capital was formed to acquire all of the membership interests in Mobile Energy Services Company, LLC ("MESC LLC"). Mobile Energy owns an on-site energy facility that supplies steam and electricity to a Kimberly-Clark tissue mill in Mobile, Alabama. The energy facility is located on approximately 11 acres of land within the tissue mill in Alabama. The facility supplies up to 61 megawatts of co-generated steam and electricity for use in the mill's operations, with a power-house fueled by a combination of coal, biomass and natural gas.

o In conjunction with the investment, MESC Capital issued $28.5 million of Senior Non-Recourse loans to fund the acquisition.

o In connection with MESC Capital's acquisition of Mobile Energy, Kimberly-Clark entered into a 15-year take or pay agreement with Mobile Energy pursuant to which Mobile Energy will be the exclusive steam supplier to the mill and will provide a substantial portion of the mill's electricity requirements.

o Kimberly-Clark is obligated to pay MESC LLC a fixed amount regardless of whether Kimberly-Clark consumes any power.


--------------------------------------------------------------------------------
[LOGO]                                                                        24

NRDC - Aggregate Inventory                                    Regency Affiliates
--------------------------------------------------------------------------------

o Regency's 80% owned subsidiary, National Resource Development Corporation ("NRDC"), owns approximately 70 million short tons of previously quarried and stockpiled rock ("aggregate") located at the site of the Groveland Mine in Dickinson County, Michigan.

o Initially, as part of the 1992-1993 restructuring, Regency planned to use this inventory as collateral to raise funds for acquisition capital.

o Aggregate is primarily sold for railroad ballast, construction along shorelines and decorative uses in landscaping.

o As part of its agreement with the aggregate's former owner, Regency has the right to put the aggregate back to this group in exchange for the redemption of the Company's Series C Preferred Stock.


--------------------------------------------------------------------------------
[LOGO]                                                                        25

Management Team                                               Regency Affiliates
--------------------------------------------------------------------------------

o     Laurence S. Levy - Chairman, Chief Executive Officer and President

      >> Mr. Levy has been the Chairman, President and CEO of Regency Affiliates since October 2002.

      >> In June 1986, Mr. Levy co-founded Hyde Park Holdings, Inc., a private investment firm specializing in leveraged buyouts, and has been its Chairman since that date.

      >>    Mr. Levy has acquired or formed and served as a Director of:

            o     Warehouse Associates L.P. (1991)

            o     Ozburn-Hessey Logistics, LLC. (1999)

            o     Derby Industries LLC (2000)

            o     Parking Company of America Airports LLC (2002)

      >> In April 1999, Mr. Levy and John Hancock Financial established PFI Resource Management LP, and Mr. Levy has served as manager since that date. PFI Resource Management is an investor in the Private Funding Initiative program in the United Kingdom which is privatizing state infrastructure assets.

      >> From 1991 until 1999, Mr. Levy was CEO of High Voltage Engineering Corporation, a diversified industrial and manufacturing company, and from 1988 until 2003 served as a Director.

      >> Mr. Levy received a Bachelor of Commerce degree and a Bachelors of Accountancy degree from the University of Witwatersrand in Johannesburg , South Africa , and an M.B.A. from Harvard University and graduated as a Baker Scholar. He is also a Chartered Accountant (South Africa ).


--------------------------------------------------------------------------------
[LOGO]                                                                        26

Management Team                                               Regency Affiliates
--------------------------------------------------------------------------------

o     Neil N. Hasson - Chief Financial Officer

      >> Mr. Hasson is currently a private real estate investor. In his present capacity, he has acquired over (pound)250 million of commercial real estate in the UK in the last three years, as well as acquiring strategic stakes in real estate operating companies in the UK, Europe and the US. Mr. Hasson's clients are predominantly high net worth families.

      >> Previously, Mr. Hasson was the head of European Real Estate for DLJ Real Estate Capital Partners ("RECP"), a $660 million real estate opportunity fund managed by Donaldson, Lufkin and Jenrette. Mr. Hasson joined DLJ as Managing Director in New York in January 1995, where he was one of three founding partners. The gross acquisition cost of real estate acquired by the fund was in excess of $2 billion.

      >> Mr. Hasson moved to London in the summer of 1998, and was responsible for investing $70 million of equity for RECP in four major transactions.

      >> Prior to DLJ, Mr. Hasson worked for Goldman Sachs in New York, London and Tokyo.

      >> Mr. Hasson currently serves as a non-executive director of Sterling Centrecorp, a real estate company listed on the Toronto Stock Exchange.

      >> Mr. Hasson holds an MBA (with distinction) from the Wharton School, University of Pennsylvania, where he was a Fulbright scholar. He also holds a Bachelor of Science in Electrical Engineering (First Class Honours) from the University of Cape Town, South Africa.


--------------------------------------------------------------------------------
[LOGO]                                                                        27

Board of Directors                                            Regency Affiliates
--------------------------------------------------------------------------------

o     Stanley Fleishman - Non-Executive Director

      >> Mr. Fleishman has been President and Chief Executive Officer of Jetro Holdings Inc., a wholesale distributor of dry and perishable retail groceries and food service items, since 1992.

      >> From 1987 to 1992, he served as Jetro's Vice President and Chief Financial Officer.

      >> Prior to Jetro, Mr. Fleishman was Chief Executive Officer of Dion Stores, a non-food discount chain in South Africa.

o     Errol Glasser - Non-Executive Director

      >> Mr. Glasser is a Partner at Triangle Capital LLC, a New York based financial advisory firm that provides corporate finance services .

      >> Previously, Mr. Glasser was a Managing Director at Kidder, Peabody & Co. with responsibility for its West Coast investment banking activity.


--------------------------------------------------------------------------------
[LOGO]                                                                        28

                                                              Regency Affiliates
--------------------------------------------------------------------------------

                                  IV. Valuation


--------------------------------------------------------------------------------
[LOGO]                                                                        29

Valuation Overview                                            Regency Affiliates
--------------------------------------------------------------------------------

Valuation Overview

o In addition to giving consideration to the market value of Regency Common shares, SMH has taken two approaches to valuing the Company's equity.

      1. First, a sum-of-parts valuation that analyzes the total fair market value of the Company's assets, less current liabilities and the redemption cost of the Company's preferred stock.

      2. Second, a "going concern" valuation, that discounts Regency's projected cash flows through 2018, which is the year both the MESC and Security West contracts expire.


--------------------------------------------------------------------------------
[LOGO]                                                                        30

Valuation Overview                                            Regency Affiliates
--------------------------------------------------------------------------------

Key Assumptions

o     The Company has four principle assets:

      1.    The Security West Facility

      2.    MESC

      3.    NRDC (Aggregate)

      4.    Cash and Equivalents

o     The Company has current liabilities of approximately $591,000.

o     Regency has no debt at the corporate level.

o The Company's three series of Preferred Stock, Series B, Series C(1) and Series D, can collectively be redeemed for approximately $1,106,000.

o The Company has approximately 3.3 million shares outstanding on a fully-diluted basis


--------------------------------------------------------------------------------
1. Regency has the right to put the Company's ownership interest in the aggregate back to the previous owners of the Aggregate in exchange for redemption of its Series C Preferred Stock. See the aggregate valuation discussion.

[LOGO]                                                                        31

                                                              Regency Affiliates
--------------------------------------------------------------------------------

                            1. Sum-of-Parts Valuation


--------------------------------------------------------------------------------
[LOGO]                                                                        32

Security West - Summary Financial Projections
Higher Cash Flow Scenario                                     Regency Affiliates
--------------------------------------------------------------------------------

                                                 2005           2006           2007           2008           2009           2010
                                              -----------    -----------    -----------    -----------    -----------    -----------
RENT                                          $12,753,563    $12,753,563    $12,753,563    $12,753,563    $12,753,563    $12,753,563
1217 - OPERATING REIMBURSEMENTS                    96,033        194,947        296,828        401,766        509,852        621,180
TENANT REIMBURSEMENTS                              95,481         98,345        101,296        104,335        107,465        110,689
INTEREST OTHER                                     10,000         10,000         10,000         10,000         10,000         10,000
                                              --------------------------------------------------------------------------------------
      TOTAL INCOME                             12,955,077     13,056,855     13,161,687     13,269,664     13,380,880     13,495,432
                                              --------------------------------------------------------------------------------------

OPERATING EXPENSES                              3,258,581      3,356,339      3,457,029      3,560,740      3,667,562      3,777,589
REGENCY ASSET MANAGEMENT FEE(1)                        --             --             --             --             --             --
REAL ESTATE TAXES                                 600,000        600,000        600,000        600,000        600,000        600,000

                                              --------------------------------------------------------------------------------------
      NET OPERATING INCOME                      9,096,496      9,100,516      9,104,658      9,108,924      9,113,318      9,117,843

INTEREST EXPENSE                                4,226,545      4,021,383      3,806,371      3,591,393      3,345,381      3,097,914
                                              --------------------------------------------------------------------------------------
      INCOME BEFORE DEPRECIATION                4,869,951      5,079,133      5,298,287      5,517,531      5,767,937      6,019,929

DEPRECIATION / AMORTIZATION                     2,245,250      2,245,250      2,245,250      2,245,250      2,245,250      2,245,250
                                              --------------------------------------------------------------------------------------
      TAXABLE INCOME                            2,624,701      2,833,883      3,053,037      3,272,281      3,522,687      3,774,679

ALLOCATION OF TAXABLE INCOME TO REGENCY(3)      2,493,466      2,692,189      2,900,385      3,108,667      3,346,553      3,585,945
REGENCY'S TAX LIABILITY AT 35%                    872,713        942,266      1,015,135      1,088,034      1,171,294      1,255,081



PRINCIPAL PAYMENT                               4,273,455      4,478,617      4,693,629      4,908,607      5,154,619      5,402,086
INTEREST EXPENSE                                4,226,545      4,021,383      3,806,371      3,591,393      3,345,381      3,097,914
                                              --------------------------------------------------------------------------------------
      TOTAL DEBT SERVICE                        8,500,000      8,500,000      8,500,000      8,500,000      8,500,000      8,500,000
                                              --------------------------------------------------------------------------------------

                                              --------------------------------------------------------------------------------------
      CASHFLOW BEFORE CAPITAL EXPENDITURES        596,496        600,516        604,658        608,924        613,318        617,843
      CAPITAL EXPENDITURES                        250,000        250,000        250,000        250,000        250,000        250,000
           CASH FLOW                          $   346,495    $   350,516    $   354,658    $   358,924    $   363,318    $   367,843
                                              ======================================================================================

Regency's Priority Cashflow(2)                    329,171        332,990        336,925        340,978        345,152        349,451
Non-Regency Cashflow                               17,325         17,526         17,733         17,946         18,166         18,392
                                              --------------------------------------------------------------------------------------
Residual Cashflow                             $        --    $        --    $        --    $        --    $        --    $        --

                                              --------------------------------------------------------------------------------------
Total Regency's Share of Net Cashflow         $   329,171    $   332,990    $   336,925    $   340,978    $   345,152    $   349,451
                                              ======================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Regency's Cumulative Share of Net Cashflow    $   329,171    $   662,161    $   999,086    $ 1,340,064    $ 1,685,216    $ 2,034,667
------------------------------------------------------------------------------------------------------------------------------------

                                                 2011           2012           2013           2014           2015           2016
                                              -----------    -----------    -----------    -----------    -----------    -----------
RENT                                          $12,753,563    $12,753,563    $12,753,563    $12,753,563    $12,753,563    $12,753,563
1217 - OPERATING REIMBURSEMENTS                   735,848        853,957        975,608      1,100,909      1,229,969      1,362,901
TENANT REIMBURSEMENTS                             114,009        117,430        120,952        124,581        128,318        132,168
INTEREST OTHER                                     10,000         10,000         10,000         10,000         10,000         10,000
                                              --------------------------------------------------------------------------------------
      TOTAL INCOME                             13,613,420     13,734,950     13,860,123     13,989,053     14,121,850     14,258,632
                                              --------------------------------------------------------------------------------------

OPERATING EXPENSES                              3,890,916      4,007,644      4,127,873      4,251,709      4,379,261      4,510,638
REGENCY ASSET MANAGEMENT FEE(1)                   180,000        180,000        180,000        180,000        180,000        180,000
REAL ESTATE TAXES                                 600,000        600,000        600,000        600,000        600,000        600,000

                                              --------------------------------------------------------------------------------------
      NET OPERATING INCOME                      8,942,504      8,947,306      8,952,250      8,957,344      8,962,589      8,967,994

INTEREST EXPENSE                                2,832,568      2,574,288      2,282,285      1,983,781      1,670,947      1,347,185
                                              --------------------------------------------------------------------------------------
      INCOME BEFORE DEPRECIATION                6,109,936      6,373,018      6,669,965      6,973,563      7,291,642      7,620,809

DEPRECIATION / AMORTIZATION                     2,283,711      2,283,711      2,283,711      2,283,711      2,283,711      2,283,711
                                              --------------------------------------------------------------------------------------
      TAXABLE INCOME                            3,826,225      4,089,307      4,386,254      4,689,852      5,007,931      5,337,098

ALLOCATION OF TAXABLE INCOME TO REGENCY(3)      1,913,112      2,044,654      2,193,127      2,344,926      2,503,966      2,668,549
REGENCY'S TAX LIABILITY AT 35%                    669,589        715,629        767,594        820,724        876,388        933,992



PRINCIPAL PAYMENT                               5,667,432      5,925,712      6,217,715      6,516,219      6,829,053      7,152,815
INTEREST EXPENSE                                2,832,568      2,574,288      2,282,285      1,983,781      1,670,947      1,347,185
                                              --------------------------------------------------------------------------------------
      TOTAL DEBT SERVICE                        8,500,000      8,500,000      8,500,000      8,500,000      8,500,000      8,500,000
                                              --------------------------------------------------------------------------------------

                                              --------------------------------------------------------------------------------------
      CASHFLOW BEFORE CAPITAL EXPENDITURES        442,504        447,306        452,250        457,344        462,589        467,994
      CAPITAL EXPENDITURES                        250,000        250,000        250,000        250,000        250,000        250,000
           CASH FLOW                          $   192,504    $   197,306    $   202,250    $   207,344    $   212,589    $   217,994
                                              ======================================================================================

Regency's Priority Cashflow(2)                     96,252        187,440        192,137        196,977        201,960        207,094
Non-Regency Cashflow                               96,252          9,865         10,112         10,367         10,629         10,900
                                              --------------------------------------------------------------------------------------
Residual Cashflow                             $        --    $        --    $        --    $        --    $        --    $        --

                                              --------------------------------------------------------------------------------------
Total Regency's Share of Net Cashflow         $   276,252    $   367,440    $   372,137    $   376,977    $   381,960    $   387,094
                                              ======================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Regency's Cumulative Share of Net Cashflow    $ 2,310,918    $ 2,678,359    $ 3,050,496    $ 3,427,473    $ 3,809,433    $ 4,196,527
------------------------------------------------------------------------------------------------------------------------------------

                                                 2017           2018
                                              -----------    -----------
RENT                                          $12,753,563    $12,753,563
1217 - OPERATING REIMBURSEMENTS                 1,499,821      1,640,849
TENANT REIMBURSEMENTS                             136,133        116,848
INTEREST OTHER                                     10,000         10,000
                                              --------------------------
      TOTAL INCOME                             14,399,517     14,521,260
                                              --------------------------

OPERATING EXPENSES                              4,645,958      4,785,336
REGENCY ASSET MANAGEMENT FEE(1)                   180,000        180,000
REAL ESTATE TAXES                                 600,000        600,000

                                              --------------------------
      NET OPERATING INCOME                      8,973,559      8,955,924

INTEREST EXPENSE                                  999,697        639,618
                                              --------------------------
      INCOME BEFORE DEPRECIATION                7,973,862      8,316,306

DEPRECIATION / AMORTIZATION                     2,328,583      2,328,583
                                              --------------------------
      TAXABLE INCOME                            5,645,279      5,987,723

ALLOCATION OF TAXABLE INCOME TO REGENCY(3)      2,822,640      2,993,861
REGENCY'S TAX LIABILITY AT 35%                    987,924      1,047,851



PRINCIPAL PAYMENT                               7,500,303      7,860,382
INTEREST EXPENSE                                  999,697        639,618
                                              --------------------------
      TOTAL DEBT SERVICE                        8,500,000      8,500,000
                                              --------------------------

                                              --------------------------
      CASHFLOW BEFORE CAPITAL EXPENDITURES        473,559        455,924
      CAPITAL EXPENDITURES                        250,000        250,000
           CASH FLOW                          $   223,559    $   205,924
                                              ==========================

Regency's Priority Cashflow(2)                    212,382        195,628
Non-Regency Cashflow                               11,178         10,296
                                              --------------------------
Residual Cashflow                             $        --    $        --

                                              --------------------------
Total Regency's Share of Net Cashflow         $   392,382    $   375,628
                                              ==========================

------------------------------------------------------------------------
Regency's Cumulative Share of Net Cashflow    $ 4,588,908    $ 4,964,536
------------------------------------------------------------------------

Present Value of Cashflows(4)
                                                             8%        2,802,242
                                                             9%        2,648,071
                                                            10%        2,506,662

Present Value of Regency's
Tax Liability(4)
                                                             8%        7,640,288
                                                             9%        7,243,971
                                                            10%        6,879,523

(1) Regency Affiliates receives an Asset Management Fee after $2 million of cash flow distributions.
(2) 95% of distributable cash flow until Regency's cumulative cash flows reach $2 million; and 50% thereafter.
(3) 95% of taxable income until Regency's cumulative cash flows reach $2 million.
(4) Estimated capitalization rate from Marshall & Stevens appraisal of Nov 1, 2003.


--------------------------------------------------------------------------------
[LOGO]                                                                        33

Security West - Summary Financial Projections
Lower Cash Flow Scenario                                     Regency Affiliates
--------------------------------------------------------------------------------

                                                 2005           2006           2007           2008           2009          2010
                                              -----------    -----------    -----------    -----------    -----------   -----------
RENT                                          $12,753,563    $12,753,563    $12,753,563    $12,753,563    $12,753,563   $12,753,563
1217 - OPERATING REIMBURSEMENTS                    96,033        194,947        296,828        401,766        509,852       621,180
TENANT REIMBURSEMENTS                              95,481         98,345        101,296        104,335        107,465       110,689
INTEREST OTHER                                     10,000         10,000         10,000         10,000         10,000        10,000
                                              -------------------------------------------------------------------------------------
      TOTAL INCOME                             12,955,077     13,056,855     13,161,687     13,269,664     13,380,880    13,495,432
                                              -------------------------------------------------------------------------------------

OPERATING EXPENSES                              3,258,581      3,356,339      3,457,029      3,560,740      3,667,562     3,777,589
REGENCY ASSET MANAGEMENT FEE (1)                       --             --             --             --             --            --
REAL ESTATE TAXES                                 600,000        600,000        600,000        600,000        600,000       600,000

                                              -------------------------------------------------------------------------------------
      NET OPERATING INCOME                    $ 9,096,496    $ 9,100,516    $ 9,104,658    $ 9,108,924    $ 9,113,318   $ 9,117,843
                                              -------------------------------------------------------------------------------------

INTEREST EXPENSE                                4,226,545      4,021,383      3,806,371      3,591,393      3,345,381     3,097,914
                                              -------------------------------------------------------------------------------------
      INCOME BEFORE DEPRECIATION                4,869,951      5,079,133      5,298,287      5,517,531      5,767,937     6,019,929

DEPRECIATION / AMORTIZATION (2)                 2,289,775      2,368,949      2,507,427      2,600,392      2,647,462     2,695,972
                                              -------------------------------------------------------------------------------------
      TAXABLE INCOME                            2,580,176      2,710,184      2,790,860      2,917,139      3,120,476     3,323,958

ALLOCATION OF TAXABLE INCOME TO REGENCY (4)     2,451,167      2,574,675      2,651,317      2,771,282      2,964,452     3,157,760
REGENCY'S TAX LIABILITY AT 35%                    857,908        901,136        927,961        969,949      1,037,558     1,105,216



PRINCIPAL PAYMENT                               4,273,455      4,478,617      4,693,629      4,908,607      5,154,619     5,402,086
INTEREST EXPENSE                                4,226,545      4,021,383      3,806,371      3,591,393      3,345,381     3,097,914
                                              -------------------------------------------------------------------------------------
      TOTAL DEBT SERVICE                        8,500,000      8,500,000      8,500,000      8,500,000      8,500,000     8,500,000
                                              -------------------------------------------------------------------------------------

                                              -------------------------------------------------------------------------------------
      CASHFLOW BEFORE CAPITAL EXPENDITURES        596,496        600,516        604,658        608,924        613,318       617,843
      CAPITAL EXPENDITURES                        695,250      1,041,743      1,634,782      1,179,650        720,691       735,101
                                              -------------------------------------------------------------------------------------
           CASH FLOW                          $   (98,754)   $  (441,226)   $(1,030,123)   $  (570,726)   $  (107,373)  $  (117,258)
                                              =====================================================================================

Regency's Priority Cashflow (3)                        --             --             --             --             --             --
Non-Regency Cashflow                                   --             --             --             --             --             --
                                              --------------------------------------------------------------------------------------
Residual Cashflow                             $        --    $        --    $        --    $        --    $        --    $        --

                                              --------------------------------------------------------------------------------------
Total Regency's Share of Net Cashflow         $        --    $        --    $        --    $        --    $        --    $        --
                                              ======================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Regency's Cumulative Share of Net Cashflow    $        --    $        --    $        --    $        --    $        --    $        --
------------------------------------------------------------------------------------------------------------------------------------

                                                 2011           2012           2013           2014           2015           2016
                                              -----------    -----------    -----------    -----------    -----------    -----------
RENT                                          $12,753,563    $12,753,563    $12,753,563    $12,753,563    $12,753,563    $12,753,563
1217 - OPERATING REIMBURSEMENTS                   735,848        853,957        975,608      1,100,909      1,229,969      1,362,901
TENANT REIMBURSEMENTS                             114,009        117,430        120,952        124,581        128,318        132,168
INTEREST OTHER                                     10,000         10,000         10,000         10,000         10,000         10,000
                                              --------------------------------------------------------------------------------------
      TOTAL INCOME                             13,613,420     13,734,950     13,860,123     13,989,053     14,121,850     14,258,632
                                              --------------------------------------------------------------------------------------

OPERATING EXPENSES                              3,890,916      4,007,644      4,127,873      4,251,709      4,379,261      4,510,638
REGENCY ASSET MANAGEMENT FEE (1)                       --             --             --             --             --             --
REAL ESTATE TAXES                                 600,000        600,000        600,000        600,000        600,000        600,000

                                              --------------------------------------------------------------------------------------
      NET OPERATING INCOME                    $ 9,122,504    $ 9,127,306    $ 9,132,250    $ 9,137,344    $ 9,142,589    $ 9,147,994
                                              --------------------------------------------------------------------------------------

INTEREST EXPENSE                                2,832,568      2,574,288      2,282,285      1,983,781      1,670,947      1,347,185
                                              --------------------------------------------------------------------------------------
      INCOME BEFORE DEPRECIATION                6,289,936      6,553,018      6,849,965      7,153,563      7,471,642      7,800,809

DEPRECIATION / AMORTIZATION (2)                 2,868,721      2,903,722      2,953,046      3,031,413      3,015,728      2,969,875
                                              --------------------------------------------------------------------------------------
      TAXABLE INCOME                            3,421,215      3,649,296      3,896,918      4,122,150      4,455,914      4,830,934

ALLOCATION OF TAXABLE INCOME TO REGENCY (4)     3,250,154      3,466,831      3,702,073      3,916,042      4,233,118      4,589,387
REGENCY'S TAX LIABILITY AT 35%                  1,137,554      1,213,391      1,295,725      1,370,615      1,481,591      1,606,286



PRINCIPAL PAYMENT                               5,667,432      5,925,712      6,217,715      6,516,219      6,829,053      7,152,815
INTEREST EXPENSE                                2,832,568      2,574,288      2,282,285      1,983,781      1,670,947      1,347,185
                                              --------------------------------------------------------------------------------------
      TOTAL DEBT SERVICE                        8,500,000      8,500,000      8,500,000      8,500,000      8,500,000      8,500,000
                                              --------------------------------------------------------------------------------------

                                              --------------------------------------------------------------------------------------
      CASHFLOW BEFORE CAPITAL EXPENDITURES        622,504        627,306        632,250        637,344        642,589        647,994
      CAPITAL EXPENDITURES                      1,592,884        600,012        743,243      1,033,665        538,403        583,205
                                              --------------------------------------------------------------------------------------
           CASH FLOW                          $  (970,381)   $    27,294    $  (110,993)   $  (396,321)   $   104,186    $    64,788
                                              ======================================================================================

Regency's Priority Cashflow (3)                        --         25,929             --             --         98,977         61,549
Non-Regency Cashflow                                   --          1,365             --             --          5,209          3,239
                                              --------------------------------------------------------------------------------------
Residual Cashflow                             $        --    $        --    $        --    $        --    $        --    $        --

                                              --------------------------------------------------------------------------------------
Total Regency's Share of Net Cashflow         $        --    $    25,929    $        --    $        --    $    98,977    $    61,549
                                              ======================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Regency's Cumulative Share of Net Cashflow    $        --    $    25,929    $    25,929    $    25,929    $   124,906    $   186,455
------------------------------------------------------------------------------------------------------------------------------------

                                                 2017           2018
                                              -----------    -----------
RENT                                          $12,753,563    $12,753,563
1217 - OPERATING REIMBURSEMENTS                 1,499,821      1,640,849
TENANT REIMBURSEMENTS                             136,133        116,848
INTEREST OTHER                                     10,000         10,000
                                              --------------------------
      TOTAL INCOME                             14,399,517     14,521,260
                                              --------------------------

OPERATING EXPENSES                              4,645,958      4,785,336
REGENCY ASSET MANAGEMENT FEE (1)                       --             --
REAL ESTATE TAXES                                 600,000        600,000

                                              --------------------------
      NET OPERATING INCOME                    $ 9,153,559    $ 9,135,924
                                              --------------------------

INTEREST EXPENSE                                  999,697        639,618
                                              --------------------------
      INCOME BEFORE DEPRECIATION                8,153,862      8,496,306

DEPRECIATION / AMORTIZATION (2)                 2,924,389      2,876,172
                                              --------------------------
      TAXABLE INCOME                            5,229,474      5,620,134

ALLOCATION OF TAXABLE INCOME TO REGENCY (4)     4,968,000      5,339,127
REGENCY'S TAX LIABILITY AT 35%                  1,738,800      1,868,694



PRINCIPAL PAYMENT                               7,500,303      7,860,382
INTEREST EXPENSE                                  999,697        639,618
                                              --------------------------
      TOTAL DEBT SERVICE                        8,500,000      8,500,000
                                              --------------------------

                                              --------------------------
      CASHFLOW BEFORE CAPITAL EXPENDITURES        653,559        635,924
      CAPITAL EXPENDITURES                        731,200        697,486
                                              --------------------------
           CASH FLOW                          $   (77,641)   $   (61,562)
                                              ==========================

Regency's Priority Cashflow (3)                        --             --
Non-Regency Cashflow                                   --             --
                                              --------------------------
Residual Cashflow                             $        --    $        --

                                              --------------------------
Total Regency's Share of Net Cashflow         $        --    $        --
                                              ==========================

------------------------------------------------------------------------
Regency's Cumulative Share of Net Cashflow    $   186,455    $   186,455
------------------------------------------------------------------------

Present Value of Cashflows
                                                               8%         85,707
                                                               9%         78,144
                                                              10%         71,319


Present Value of Regency's
Tax Liability
                                                               8%      9,507,870
                                                               9%      8,929,572
                                                              10%      8,401,722

(1) Regency Affiliates receives an Asset Management Fee after $2M of cash flow distributions.
(2)   SMH estimate.
(3)   Regency is not obligated to contribute any additional cash to Security
      West .
(4)   95 % of taxable income until cumulative cash to Regency equals $2 million.


--------------------------------------------------------------------------------
[LOGO]                                                                        34

Security West                                                 Regency Affiliates
--------------------------------------------------------------------------------

Baltimore Commercial Real Estate Market

o Overall job growth in Baltimore during 2004 was light, with less than 11,000 net new jobs created over the past twelve months, with growth in office intensive sectors (professional/business, finanical, and information services) was only 1,000 net new jobs. Unless growth in these sectors picks up, office space demand will remain light

o     General commercial market data includes (1)

      o Overall commercial vacancy of 11.8% in q1, 2005, down from 13.6% in Q1, 2004.

      o 3.5 million sq. ft of space under construction in first quarter 2005, with 34% pre-leased, vs. 2.1 mm sq. ft. under construction at the same period in 2004, with 40% pre-leased.

      o Commercial rent prices have been relative flat to date in 2005, and has been trading at between $20-$23.50 per sq. ft. for the last five years. relatively flat

      o $127.5 million in commercial sales in the first quarter of 2005, compared to $185 million in the first quarter of 2004. Average sale price of $128/sq. ft during the first quarter of 2005. Asset values have increased only modestly in the Baltimore area over the last few years, as opposed to Washington, where values have risen sharply.

      o Leasing activity has been light, but stable to date in 2005, and the defense industry continues to drive activity in the general Baltimore area.

      o As of March 2005, there were only 14 building with over 100,000 sq. ft of available office space in the Baltimore area.

o Given the relatively stable market conditions since November 2003, SMH believes that the market conditions have not materially changed since the appraisal conducted by Marshall and Stevens, and have therefore made any adjustments to the valuation estimates therein.


--------------------------------------------------------------------------------
1.    Information derived from Delta Associates and Transwestern Commercial
      Services.

[LOGO]                                                                        35

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

1. Security West

o Because Regency monetized its interest in Security West in November 2003, the Company does not anticipate receiving significant annual cash flows from this investment. However, depending to a large degree on whether the SSA renews the lease upon expiration in 2018, the company may have substantial residual value. SMH has taken two approaches to valuing that residual amount.

o First, the current equity value approach, which equals the appraised value of the property, less the face value of the debt secured by the property.

            Equity Value Approach
            (in thousands)

            Appraised Value(1)                                       $  110,500
            Adjusted Net Difference in Current Market(2)                    733
                                                                     ----------
            Adjusted Appraised Value                                    111,233

            Debt                                                        (98,500)
                                                                     ----------

            Equity Value                                                 12,733
            Regency Ownership Interest - %                                   50%
                                                                     ----------

            -------------------------------------------------------------------
            Regency ownership interest - $                           $    6,367
            -------------------------------------------------------------------


--------------------------------------------------------------------------------
1. Appraised Value based solely on the Marshall & Stevens Appraisal of November 1, 2003.

2. Accounts for two years of straight-line growth, assuming the property appreciates over 15 years to a projected $116 million value in 2018.

[LOGO]                                                                        36

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

1. Security West

o Second, the residual value approach, which equals the appraised value of the residual value of the property as of lease expiration in 2018, discounted to present value and assigned a probability weighting. The probability weighting is Company management's best estimate of likelihood of SSA renewal(3).

      Residual Value Approach
      (In Thousands)

      Fee simple residual value(1)                                    $ 116,000
      Adjusted for Net Market Difference                                      0
                                                                      ---------
      Adjusted fee simple residual value                              $ 116,000
      2018 Debt outstanding                                          ($  10,000)
                                                                      ---------
      Equity Value                                                    $ 106,000
      in                                                                   2018

      years                                                                  13

      discount rate(2)                                                     10.0%

      NPV as of 2005                                                  $  30,704
      Regency ownership interest - %                                         50%
                                                                      ---------
      Regency ownership interest - $                                     15,352

      Probability of lease renewal(3)                                      70.0%

================================================================================
                               Sensitivity Analysis
================================================================================

                                    Probability of Lease Renewal
                     -----------------------------------------------------------
Discount Rate          50.0%        60.0%        70.0%        80.0%        90.0%
-------------        -----------------------------------------------------------

     8.0%            $ 9,744      $11,693      $13,642      $15,590      $17,539
     9.0%            $ 8,644      $10,372      $12,101      $13,830      $15,559
    10.0%            $ 7,676      $ 9,211      $10,747      $12,282      $13,817
    11.0%            $ 6,824      $ 8,189      $ 9,554      $10,919      $12,283
    12.0%            $ 6,073      $ 7,288      $ 8,502      $ 9,717      $10,932

High
-------------------------------------------------------------------------------
Weighted avg NPV of Regency                                           $  10,747
interest
Present value of cashflows (4)                                            2,648
Present value of tax liability                                           (7,244)
Net present value                                                     $   6,151
-------------------------------------------------------------------------------

Low
-------------------------------------------------------------------------------
Weighted avg NPV of Regency                                           $  10,747
interest
Present value of                                                             78
cashflows (5)
Present value of tax                                                     (8,930)
liability
Net present value                                                     $   1,895
-------------------------------------------------------------------------------

1. Fee Simple Residual value based solely on the Marshall & Stevens Appraisal of November 1, 2003.

2. Discount rate calculated as the estimated cap rate for Security West of 9%, adjusted by a risk premium of 1% to account for the property's location (among other SSA facilities) and the property's suitability for single tenant occupancy, both of which factors limit the number of potential tenants.

3. Implies a 30% probability that the lease on the facility will not be renewed and the residual value, net of any transaction costs, equals the value of the outstanding debt in 2018 of $10 million (the residual value is in fact insured for that amount in case the future market value is less).

4. Present value of cash flows generated by higher cashflow scenario. See page 33.

5.    Present value of cash flows generated by lower cashflow scenario. See page
      34.


--------------------------------------------------------------------------------
[LOGO]                                                                        37

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

2. MESC - Net Present Value Analysis

o MESC generates cash flows as a result of its provision of electricity and steam to a Kimberly-Clark plant in Alabama. MESC's contract with Kimberly-Clark extends through July of 2018. Regency is entitled to receive 50% of these cash flows.

o SMH has taken Regency's portion of MESC's cash flow stream, reduced the annual flows by the income tax payable on Regency's portion of MESC's pretax income and discounted the net cash flows back to 2005 at discount rates ranging from 9% to 11%.

o     The valuation yielded NPVs of $10.4 to $11.8 million.

           Date                              Q4 05     Dec-06     Dec-07     Dec-08     Dec-09     Dec-10     Dec-11     Dec-12
MESC cash flows (pretax) (1)                $ 3,201    $ 2,675    $ 2,694    $ 2,713    $ 2,747    $ 2,781    $ 2,815    $ 2,850
Regency cash flow                    50%      1,601      1,337      1,347      1,357      1,373      1,390      1,408      1,425

MESC pre-tax income (1)                       3,021      2,043        849      2,244      2,366      2,494      2,628      2,768
Regency pretax income                50%      1,510      1,021        424      1,122      1,183      1,247      1,314      1,384
                                            ------------------------------------------------------------------------------------
Income tax expense                   35%        529        357        149        393        414        436        460        484

Regency cash flow                             1,072        980      1,198        964        959        954        948        941
Regency's share of residual
value (2)
                                            ------------------------------------------------------------------------------------
Regency net cash flow                         1,072        980      1,198        964        959        954        948        941

NPV as of 9/05 @ WACC of (3)          9%     11,841
                                     10%     11,056
                                     11%     10,350

Book value                                 $  7,300

---------------------------------------------------------------------------------------------------------------------------------
Annual Pre-tax Yield                           20.7%      14.0%       5.8%      15.4%      16.2%      17.1%      18.0%      19.0%
---------------------------------------------------------------------------------------------------------------------------------

           Date                             Dec-13     Dec-14     Dec-15     Dec-16      Dec-17     Dec-18
MESC cash flows (pretax) (1)                $ 2,686    $ 2,913    $ 2,930    $ 2,968    $ 3,007     $ 3,865
Regency cash flow                             1,343      1,457      1,465      1,484      1,504       1,932

MESC pre-tax income (1)                       1,238      3,040      3,203      3,374      3,553       3,794
Regency pretax income                           619      1,520      1,601      1,687      1,776       1,897
                                            ---------------------------------------------------------------
Income tax expense                              217        532        560        590        622         664

Regency cash flow                             1,127        925        905        894        882       1,268
Regency's share of residual                                                                          10,880
value (2)
                                            ---------------------------------------------------------------
Regency net cash flow                         1,127        925        905        894        882      12,149

NPV as of 9/05 @ WACC of (3)



Book value

------------------------------------------------------------------------------------------------
Annual Pre-tax Yield                            8.5%      20.8%      21.9%      23.1%      24.3%
------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(1)   See Page 40 for reference.

(2)   See following page.

(3) Discount rates reflect risk associated with Kimberly-Clark's option to terminate the contract before expiration (upon which occurrence Regency would receive original equity investment, plus a guaranteed minimal return).

[LOGO]                                                                        38

MESC - Residual Value in Year 2018                            Regency Affiliates
--------------------------------------------------------------------------------

MESC Residual Value in Year 2018
(dollars in thousands)

2018 EBITDA                                                           $   6,099
EBITDA Multiple                                                             6.0x
                                                                      ---------

Enterprise Value                                                         36,595
2018 Debt outstanding                                                        --
                                                                      ---------

Equity Value                                                             36,595
Probability of Contract Renewal                                              70%
                                                                      ---------

Adjusted Equity Value                                                    25,616
Regency Ownership Interest(%)                                                50%
                                                                      ---------

Regency Ownership Interest($)                                            12,808
Cost Basis                                                                7,300
                                                                      ---------

Gain                                                                      5,508
Tax on Gain(%)                                                               35%
                                                                      ---------

Tax on Gain($)                                                            1,928

                                                                      ---------
Regency's Share of Residual Value                                     $  10,880
                                                                      ---------


--------------------------------------------------------------------------------
[LOGO]                                                                        39

MESC - Summary Financials                                     Regency Affiliates
--------------------------------------------------------------------------------

                                           Q4 2005    12/31/2006   12/31/2007   12/31/2008   12/31/2009   12/31/2010   12/31/2011
                                           -------    ----------   ----------   ----------   ----------   ----------   ----------
Revenues
      Capacity                            $  1,230     $  4,921     $  4,921     $  4,921     $  4,921     $  4,921     $  4,921
      Fixed labor                              838        3,438        3,524        3,612        3,702        3,794        3,889
      Fixed O&M                                447        1,827        1,868        1,909        1,951        1,994        2,038
      Fixed O&M and labor margin               115          470          480          491          502          513          524
      Managed O&M                              762        3,115        3,184        3,254        3,326        3,399        3,474
      Managed O&M margin                       268        1,097        1,121        1,145        1,171        1,196        1,223
      Variable O&M                             127          520          533          546          560          574          588
      Gross receipts tax                        79          324          330          337          343          350          357
      Fuel (reimbursement)                   3,258       13,294       13,560       13,831       14,108       14,390       14,678
      Shared services                          109          436          436          436          436          436          436
      Proceeds from sale of assets (2)       2,350
                                          --------------------------------------------------------------------------------------
Total revenues                               9,585       29,442       29,957       30,482       31,019       31,567       32,128

Cash operating expenses
      Fixed labor (includes G&A costs)         838        3,438        3,524        3,612        3,702        3,794        3,889
      Fixed O&M                                447        1,827        1,868        1,909        1,951        1,994        2,038
      Managed O&M                              762        3,115        3,184        3,254        3,326        3,399        3,474
      Fuel                                   3,258       13,294       13,560       13,831       14,108       14,390       14,678
      Other operating expenses                  --        2,070        3,386        2,119        2,144        2,170        2,197
      Unplanned Maintenance Expense            325           --           --           --           --           --           --
                                          --------------------------------------------------------------------------------------
Total cash costs                             5,631       23,745       25,521       24,725       25,231       25,747       26,275

Revenues less cash operating expenses        3,954        5,697        4,435        5,757        5,788        5,820        5,852

Depreciation                                   521        2,085        2,085        2,085        2,085        2,085        2,085
Amortization                                    20           79           79           79           79           79           79

Profit before interest                       3,413        3,533        2,271        3,593        3,624        3,656        3,688

Interest                                       392        1,491        1,422        1,349        1,259        1,162        1,061
                                          --------------------------------------------------------------------------------------

Pre-tax income                               3,021        2,043          849        2,244        2,366        2,494        2,628
Tax Rate @ 35%                               1,057          715          297          785          828          873          920
                                          --------------------------------------------------------------------------------------

Net Income                                $  1,964     $  1,328     $    552     $  1,459     $  1,538     $  1,621     $  1,708
                                          ======================================================================================

--------------------------------------------------------------------------------------------------------------------------------
Revenues less cash operating expenses        3,954        5,697        4,435        5,757        5,788        5,820        5,852
Debt Service                                  (707)      (2,829)      (2,829)      (2,829)      (2,829)      (2,829)      (2,829)
Other Cash flows (1)                           (45)        (194)       1,088         (215)        (213)        (211)        (208)
                                          --------------------------------------------------------------------------------------
MESC Cash flows (Pre-tax)                 $  3,201     $  2,675     $  2,694     $  2,713     $  2,747     $  2,781     $  2,815
--------------------------------------------------------------------------------------------------------------------------------

                                          12/31/2012   12/31/2013   12/31/2014   12/31/2015   12/31/2016   12/31/2017   12/31/2018
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Revenues
      Capacity                             $  4,921     $  4,921     $  4,921     $  4,921     $  4,921     $  4,921     $  4,921
      Fixed labor                             3,987        4,086        4,188        4,293        4,400        4,510        4,623
      Fixed O&M                               2,082        2,128        2,175        2,223        2,272        2,322        2,373
      Fixed O&M and labor margin                536          548          560          572          584          597          610
      Managed O&M                             3,550        3,628        3,708        3,790        3,873        3,958        4,045
      Managed O&M margin                      1,250        1,277        1,305        1,334        1,363        1,393        1,424
      Variable O&M                              603          618          633          649          665          682          699
      Gross receipts tax                        364          372          379          387          394          402          410
      Fuel (reimbursement)                   14,971       15,271       15,576       15,888       16,205       16,530       16,860
      Shared services                           436          436          436          436          436          436          436
      Proceeds from sale of assets (2)
                                          ---------------------------------------------------------------------------------------
Total revenues                               32,700       33,285       33,882       34,492       35,115       35,752       36,402

Cash operating expenses
      Fixed labor (includes G&A costs)        3,987        4,086        4,188        4,293        4,400        4,510        4,623
      Fixed O&M                               2,082        2,128        2,175        2,223        2,272        2,322        2,373
      Managed O&M                             3,550        3,628        3,708        3,790        3,873        3,958        4,045
      Fuel                                   14,971       15,271       15,576       15,888       16,205       16,530       16,860
      Other operating expenses                2,224        3,915        2,281        2,310        2,340        2,370        2,402
      Unplanned Maintenance Expense              --           --           --           --           --           --           --
                                          ---------------------------------------------------------------------------------------
Total cash costs                             26,815       29,028       27,928       28,503       29,090       29,690       30,303

Revenues less cash operating expenses         5,885        4,256        5,954        5,989        6,025        6,062        6,099

Depreciation                                  2,085        2,085        2,085        2,085        2,085        2,085        2,085
Amortization                                     79           79           79           79           79           79           79

Profit before interest                        3,721        2,092        3,790        3,825        3,861        3,898        3,935

Interest                                        953          855          749          622          487          345          141
                                          ---------------------------------------------------------------------------------------

Pre-tax income                                2,768        1,238        3,040        3,203        3,374        3,553        3,794
Tax Rate @ 35%                                  969          433        1,064        1,121        1,181        1,244        1,328
                                          ---------------------------------------------------------------------------------------

Net Income                                 $  1,799     $    804     $  1,976     $  2,082     $  2,193     $  2,309     $  2,466
                                          =======================================================================================

---------------------------------------------------------------------------------------------------------------------------------
Revenues less cash operating expenses         5,885        4,256        5,954        5,989        6,025        6,062        6,099
Debt Service                                 (2,829)      (2,829)      (2,829)      (2,829)      (2,829)      (2,829)      (3,759)
Other Cash flows (1)                           (206)       1,259         (211)        (230)        (228)        (226)       1,525
                                          ---------------------------------------------------------------------------------------
MESC Cash flows (Pre-tax)                  $  2,850     $  2,686     $  2,913     $  2,930     $  2,968     $  3,007     $  3,865
---------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(1) Other cash flows includes change in working capital, reserve fund flows and interest earnings on reserve fund flows.

(2)   Disposal assumed to take place in Q4 2005.

[LOGO]                                                                        40

MESC - Debt Schedule                                          Regency Affiliates
--------------------------------------------------------------------------------

                          12/31/2005   12/31/2006   12/31/2007   12/31/2008   12/31/2009   12/31/2010   12/31/2011   12/31/2012
                          ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Senior debt
Beginning balance           $25,649      $24,428      $23,134      $21,763      $20,309      $18,769      $17,135      $15,404
Interest                      1,539        1,466        1,388        1,306        1,219        1,126        1,028          924
Principal                     1,220        1,294        1,371        1,454        1,541        1,633        1,731        1,835
                            --------------------------------------------------------------------------------------------------
Ending balance              $24,428      $23,134      $21,763      $20,309      $18,769      $17,135      $15,404      $13,569

Existing tax exempt debt
      Beginning balance     $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000
Interest                         70           70           70           70           70           70           70           70
Principal                        --           --           --           --           --           --           --           --
                            --------------------------------------------------------------------------------------------------
Ending balance              $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000

Total interest                1,608        1,535        1,458        1,375        1,288        1,196        1,098          994
Total principal               1,220        1,294        1,371        1,454        1,541        1,633        1,731        1,835
                            --------------------------------------------------------------------------------------------------
Total debt service          $ 2,829      $ 2,829      $ 2,829      $ 2,829      $ 2,829      $ 2,829      $ 2,829      $ 2,829

                          12/31/2013   12/31/2014   12/31/2015   12/31/2016   12/31/2017   12/31/2018
                          ----------   ----------   ----------   ----------   ----------   ----------
Senior debt
Beginning balance           $13,569      $11,624      $ 9,562      $ 7,376      $ 5,059      $ 2,603
Interest                        814          697          574          443          304          156
Principal                     1,945        2,062        2,186        2,317        2,456        2,603
                          --------------------------------------------------------------------------
Ending balance              $11,624      $ 9,562      $ 7,376      $ 5,059      $ 2,603      $     0

Existing tax exempt debt
      Beginning balance     $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000
Interest                         70           70           70           70          7 0           --
Principal                        --           --           --           --           --        1,000
                          --------------------------------------------------------------------------
Ending balance              $ 1,000      $ 1,000      $ 1,000      $ 1,000      $ 1,000      $    --

Total interest                  884          767          643          512          373          156
Total principal               1,945        2,062        2,186        2,317        2,456        3,603
                          --------------------------------------------------------------------------
Total debt service          $ 2,829      $ 2,829      $ 2,829      $ 2,829      $ 2,829      $ 3,759


--------------------------------------------------------------------------------
[LOGO]                                                                        41

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

2. MESC - Comparable Company Analysis

                                                      Discount / Premium                                         Enterprise Value /
                                            Stock           to LTM                                                    Revenue
(US$ in millions, except per share data)    Price     ------------------        Market                         --------------------
Company (a)                                 9/9/05      High       Low     Capitalization (b)   Value (c)      LTM   2005E    2006E
------------------------------------------------------------------------------------------------------------------------------------
American Electric Power Co. Inc.            $ 38.30     -2.6%     22.6%               $14,737     $25,846      2.0x   1.9x     1.9x
Great Plains Energy Inc.                      31.49     -3.9%     13.0%                 2,351       3,649      1.5    1.5      1.5
Westar Energy Inc.                            24.56     -1.6%     23.0%                 2,139       3,892      2.6    2.6      2.5
Cleco Corp.                                   23.65     -1.3%     41.7%                 1,185       1,711      2.2    2.1      2.1
Green Mountain Power Corp.                    30.92     -1.1%     24.7%                   165         259      1.2     NA       NA

------------------------------------------------------------------------------------------------------------------------------------
Median                                                  -1.6%     23.0%                                        2.0x   2.0x     2.0x
Mean                                                    -2.1%     25.0%                                        1.9    2.0      2.0
High                                                    -1.1%     41.7%                                        2.6    2.6      2.5
Low                                                     -3.9%     13.0%                                        1.2    1.5      1.5
------------------------------------------------------------------------------------------------------------------------------------

                                            Enterprise Value /
                                                 EBITDA               Price / Earnings
(US$ in millions, except per share data)  ----------------------    ---------------------
Company (a)                                LTM     2005E   2006E    LTM     2005E   2006E
-----------------------------------------------------------------------------------------
American Electric Power Co. Inc.           8.0x    7.8x    7.5x     13.9x   15.4x   14.9x
Great Plains Energy Inc.                   8.5     7.6     7.5      15.9    15.3    16.2
Westar Energy Inc.                         8.7     8.5     7.9      17.4    15.9    14.6
Cleco Corp.                               10.4      NA      NA      16.7    17.4    16.8
Green Mountain Power Corp.                 8.6      NA      NA      15.0      NA      NA

-----------------------------------------------------------------------------------------
Median                                     8.6x    7.8x    7.5x     15.9x   15.7x   15.6x
Mean                                       8.8     8.0     7.6      15.8    16.0    15.6
High                                      10.4     8.5     7.9      17.4    17.4    16.8
Low                                        8.0     7.6     7.5      13.9    15.3    14.6
-----------------------------------------------------------------------------------------

Source: Company filings and Multex Consensus Estimates.
NA: Not Available; NM: Not Meaningful.

(a) Data represent consolidated financial information and exclude non-recurring charges.

(b) Diluted equity value using the treasury stock method based on options outstanding.

(c) Represents Equity Value plus Total Debt, Total Preferred and Minority Interest less Cash and Investments in Unconsolidated Affiliates.

--------------------------------------------------------------------------------
[LOGO]                                                                        42

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

2. MESC - Comparable Company Analysis

MESC Value

                                 Multiple Range (1)    Implied Firm Value    Implied Equity Value
                          MESC   ------------------    ------------------    --------------------
(US$ in thousands)        Data     Low       High        Low       High        Low         High
                        -------  -------    -------    -------    -------    -------      -------
Firm Value /
2005E Revenue           $28,938     1.4x       1.6x    $40,513    $46,301    $12,013      $17,801

Firm Value /
2005E EBITDA (2)          5,668     7.0x       8.0x     39,676     45,344     11,176       16,844

Equity Value /
2005E Net Income (2)      1,201    10.0x      12.0x     40,510     42,912     12,010       14,412

Regency Ownership Interest            50%

                                                          Implied Equity Value
                                                        ------------------------
(US$ in thousands)                                        Low              High
                                                        -------          -------
Firm Value /
2005E Revenue                                           $ 6,007          $ 8,900

Firm Value /
2005E EBITDA (2)                                          5,588            8,422

Equity Value /
2005E Net Income (2)                                      6,005            7,206

(1) SMH adjusted the public market multiples to account for MESC's single customer base, limited size and projected growth rate.
(2)   Excludes unplanned maintenance expenses in year 2005.


--------------------------------------------------------------------------------
[LOGO]                                                                        43

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

2. MESC - Comparable Transaction Analysis

    Announced /                                                                                       Implied             Implied
Registration Filed                            Total Transaction                                   Enterprise Value      Enterprise
        Date              Target/Issuer          Value ($mm)           Buyers / Investors            / Revenues       Value / EBITDA
------------------------------------------------------------------------------------------------------------------------------------
05/24/2005          PacifiCorp                $           9,382  MidAmerican Energy Holdings Co.              2.9x              9.2x

05/08/2005          Cinergy Corp.                        14,822  Duke Energy Corp.                            3.1              12.2

03/28/2005          Gexa Corp.                              101  FPL Group Inc.                               0.4              10.7

08/04/2004          West Penn Power Co.                     640  ArcLight Capital Partners, LLC               0.5               2.6
04/22/2003          Aquila Inc.                             380  AMP Capital Investors                        0.2               3.8
07/15/2000          IPALCO Enterprises                    2,981  AES Corp.                                    3.5               7.6
09/23/1999          Unicom Corporation                   16,103  Exelon Corp.                                 2.2               6.3
06/15/1999          CMP Group, Inc.                       1,432  Energy East Corp.                            1.4               5.8
03/05/1999          St. Joseph Light & Power                272  Aquila Inc.                                  2.1               7.6

                                                               ---------------------------------------------------------------------
                                                               Mean                                           1.8x              7.3x
                                                               Median                                         2.1               7.6
                                                               ---------------------------------------------------------------------

MESC Value

                                 Multiple Range (1)    Implied Firm Value    Implied Equity Value
                          MESC   ------------------    ------------------    --------------------
(US$ in thousands)        Data     Low       High        Low       High        Low         High
                        -------  -------    -------    -------    -------    -------      -------
Firm Value /
2005E Revenue           $28,938    1.4x       1.6x     $40,513    $46,301    $12,013      $17,801

Firm Value /
2005E EBITDA (2)          5,668    6.5x       7.5x      36,842     42,510      8,342       14,010

Regency Ownership Interest            50%

                                                          Implied Equity Value
                                                        ------------------------
(US$ in thousands)                                        Low              High
                                                        -------          -------
Firm Value /
2005E Revenue                                           $ 6,007          $ 8,900

Firm Value /
2005E EBITDA (2)                                          4,171            7,005

(1) SMH adjusted the public market multiples to account for MESC's single customer base, limited size and projected growth rate.
(2)   Excludes unplanned maintenance expenses in year 2005. Source: CapitalIQ


--------------------------------------------------------------------------------
[LOGO]                                                                        44

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

2. MESC - Valuation Summary

                                 [CHART OMITTED]

                    Valuation Method                               Low      High
--------------------------------------------------------------------------------
Net Present Value Analysis                                        $10.4    $11.8
Comparable M&A Transaction Analysis (Based on 2005E Revenue)        6.0      8.9
Comparable M&A Transaction Analysis (Based on 2005E EBITDA)         4.2      7.0
Comparable Public Company Analysis (Based on 2005E Revenue)         6.0      8.9
Comparable Public Company Analysis (Based on 2005E EBITDA)          5.6      8.4


--------------------------------------------------------------------------------
[LOGO]                                                                        45

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

3. NRDC - Aggregate Inventory

o     Regency had the aggregate inventory appraised in June of 2005(1).

o Based on the appraisal, the Company believes the market value of the aggregate is less than the face value of the Series C Preferred.

o Regency has the right to return its interest in the aggregate to the former owners (the Statesman Group) in exchange for redemption of the Company's Series C Preferred Stock.

o SMH has taken the approach that any Regency valuation is pro forma for this exchange and assumed cash redemption costs for the Series C Preferred are $0.

4. Cash & Equivalents

o As of 6/30/05, Regency had $10.4 million of cash equivalents and marketable securities

o     SMH has valued these assets at book.


--------------------------------------------------------------------------------
1.    Gustavson Associates, LLC appraisal dated June 6, 2005.

[LOGO]                                                                        46

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

Preferred Stock

   Preferred stock

      Series B(1)                                                      $     477
      Series C(2)                                                             --
      Series D(3)                                                            620
                                                                       ---------
   Total redemption cost of preferred                                      1,097


--------------------------------------------------------------------------------

1. According to 5/13/03 KMZ Rosenman Memo interpreting the Series B and D Certificates of Designation, redemption price of the Series B Preferred is calculated as follows: $3,707,470 / $4,801,620 x $3,707,470 / Quoted value of Regency common stock (or $6.0) = $477,000.

2. The Company has the option to redeem the Series C Preferred Stock in exchange for Regency's interest in NRDC.

3.    Stated value of $256,940, plus accrued dividends of 7% per annum since
      1/1/93.

[LOGO]                                                                        47

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

Common Stock

      --------------------------------------------------------------------------
      Regency common shares outstanding (8/15/05)                          3,121

      Options Outstanding (5/19/05)

         Underlying options            320.00
         Strike price                 $  2.20
      Common share equivalents associated with options(1)                  202.7
                                                                           -----
      Fully-diluted shares outstanding                                     3,324
      --------------------------------------------------------------------------


--------------------------------------------------------------------------------
1.    Common share equivalents from options calculated using the Treasury
      Method.

[LOGO]                                                                        48

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

Summary Valuation

                                            Low           Medium         High
                                          --------       --------      --------
Security West                             $  1,895 (1)   $  6,151 (1)  $  6,367
MESC                                         7,500          8,250         9,000
Aggregate                                       --             --            --
Cash & current assets                       10,449         10,449        10,449
                                          --------       --------      --------
Total asset value                         $ 19,844       $ 24,849      $ 25,815
   Less:
Transaction expenses(3)                     (1,000)          (750)         (500)
Tax on Gain(4)                                  --             --            --
Current liabilities                           (591)          (591)         (591)
Preferred stock                             (1,097)        (1,097)       (1,097)
                                          --------       --------      --------

Equity value                              $ 17,156       $ 22,412      $ 23,628
Fully-diluted shares outstanding             3,324          3,324         3,324
                                          --------       --------      --------
Per share equity value                    $   5.16       $   6.74      $   7.11

--------------------------------------------------
Average per share equity value            $   6.34
--------------------------------------------------

Current share price                       $   6.00
Premium to market                                6%

Book value per share                      $   5.05
Premium to book                                 26%


--------------------------------------------------------------------------------
(1)   See page 37 for reference.

(2)   See page 36 for reference.

(3) Range of potential transaction expenses associated with the sale of companies interest in Security West and MESC.

(4)   Assumes NOL offsets tax on gain. See following page.

[LOGO]                                                                        49

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

Calculation of Capital Gains Tax

                                            Low          Medium          High
                                          -------        -------        -------
Security West sale price                  $ 1,895        $ 6,151        $ 6,367
Security West tax basis                        --             --             --
MESC sale price                             7,500          8,250          9,000
MESC tax basis                             (7,300)        (7,300)        (7,300)
Transaction expenses                       (1,000)          (750)          (500)
                                          -------------------------------------

Gain on sale of assets                      1,095          6,351          7,567
NOL available                               7,960          7,960          7,960
                                          -------        -------        -------

Net Gain                                       --         (1,609)          (393)

Income tax @35%                                --             --             --
                                          -------        -------        -------

Net after tax proceeds                      1,095          6,351          7,567


--------------------------------------------------------------------------------
(1) 50% discount of Security West Valuation to account for disagreement with General Partner over allocation of taxable income.

[LOGO]                                                                        50

Sum of Parts Valuation                                        Regency Affiliates
--------------------------------------------------------------------------------

Summary Valuation

[BAR CHART OMITTED]   The range of asset values to the left
                      translate into ...


                ... the range of share prices on the right   [BAR CHART OMITTED]


--------------------------------------------------------------------------------
[LOGO]                                                                        51

                                                              Regency Affiliates
--------------------------------------------------------------------------------

                           2. Going Concern Valuation


--------------------------------------------------------------------------------
[LOGO]                                                                        52

Going Concern Valuation                                       Regency Affiliates
--------------------------------------------------------------------------------

Regency Projected Net Income and Cash Flows from 2005 to 2018

(in $ thousands)

Year                                      Q4 2005        2006         2007         2008         2009         2010         2011
                                          --------------------------------------------------------------------------------------
Sales                                     $     --            0            0            0            0            0            0
Expenses (1) (7)                              (250)      (1,000)        (500)        (500)        (500)        (500)        (500)
MESC income (2)                              1,510        1,021          424        1,122        1,183        1,247        1,314
Security West income (9)                       623        2,692        2,900        3,109        3,347        3,586        1,913

EBIT                                      $  1,884     $  2,714     $  2,825     $  3,731     $  4,029     $  4,333     $  2,727
Interest income 500 (3)                         87          387          425          449          453          455          463
                                          --------------------------------------------------------------------------------------

Pretax income                                1,971        3,101        3,249        4,180        4,483        4,788        3,190
Income tax @ 35% (4)                             0            0          165        1,463        1,569        1,676        1,117
                                          --------------------------------------------------------------------------------------

Net income                                   1,971        3,101        3,084        2,717        2,914        3,112        2,074

Less: MESC income                           (1,510)      (1,021)        (424)      (1,122)      (1,183)      (1,247)      (1,314)
Plus: MESC Cash flows (11)                   1,601        1,337        1,347        1,357        1,373        1,390        1,408
MESC residual value                              0            0            0            0            0            0            0
Less: Security West income (8)                (623)      (2,692)      (2,900)      (3,109)      (3,347)      (3,586)      (1,913)
Plus: Security West Cash flows (12)             82          333          337          341          345          349          276
Security West residual value (10)                0            0            0            0            0            0            0
                                          --------------------------------------------------------------------------------------

Cash flow (6)                                1,520        1,057        1,443          184          103           19          531

Cash & Equiv                              $ 10,851     $ 12,371     $ 13,428     $ 14,872     $ 15,055     $ 15,158     $ 15,177
Cash generated                               1,520        1,057        1,443          184          103           19          531
                                          --------------------------------------------------------------------------------------
Ending cash                               $ 12,371     $ 13,428     $ 14,872     $ 15,055     $ 15,158     $ 15,177     $ 15,708

Avg cash balance                          $ 11,611     $ 12,900     $ 14,150     $ 14,964     $ 15,107     $ 15,168     $ 15,443
Interest income                                 87          387          425          449          453          455          463

Year                                         2012         2013         2014         2015         2016         2017         2018
                                          ---------------------------------------------------------------------------------------
Sales                                             0            0            0            0            0            0            0
Expenses (1) (7)                               (500)        (500)        (500)        (500)        (500)        (500)        (500)
MESC income (2)                               1,384          619        1,520        1,601        1,687        1,776        1,897
Security West income (9)                      2,045        2,193        2,345        2,504        2,669        2,823        2,994

EBIT                                       $  2,929     $  2,312     $  3,365     $  3,605     $  3,855     $  4,099     $  4,391
Interest income 500 (3)                         480          518          532          554          544        1,099
                                          ---------------------------------------------------------------------------------------

Pretax income                                 3,409        2,812        3,883        4,137        4,399        4,653        5,490
Income tax @ 35% (4)                          1,193          984        1,359        1,448        1,540        1,629        1,921
                                          ---------------------------------------------------------------------------------------

Net income                                    2,216        1,827        2,524        2,689        2,859        3,025        3,568

Less: MESC income                            (1,384)        (619)      (1,520)      (1,601)      (1,687)      (1,776)      (1,897)
Plus: MESC Cash flows (11)                    1,425        1,343        1,457        1,465        1,484        1,504        1,932
MESC residual value                               0            0            0            0            0            0       10,880
Less: Security West income (8)               (2,045)      (2,193)      (2,345)      (2,504)      (2,669)      (2,823)      (2,994)
Plus: Security West Cash flows (12)             367          372          377          382          387          392          376
Security West residual value (10)                 0            0            0            0            0            0       24,115
                                          ---------------------------------------------------------------------------------------

Cash flow (6)                                   580          731          493          431          375          322       35,981

Cash & Equiv                               $ 15,708     $ 16,287     $ 17,018     $ 17,511     $ 17,942     $ 18,317     $ 18,639
Cash generated                                  580          731          493          431          375          322       35,981
                                          ---------------------------------------------------------------------------------------
Ending cash                                $ 16,287     $ 17,018     $ 17,511     $ 17,942     $ 18,317     $ 18,639     $ 54,619

Avg cash balance                           $ 15,998     $ 16,653     $ 17,264     $ 17,726     $ 18,129     $ 18,478     $ 36,629
Interest income                                 480          500          518          532          544          554        1,099

----------
Notes and Assumptions:

1. Company estimate of ongoing operating expenses. Assumes resolution of current litigation and no ongoing extraordinary legal expenses.

2.    Source: Regency management. See page 38.

3.    Assumes interest on cash of 3.0%.

4. Income tax rate assumed to be 35%, except for 2005 through 2009, for which periods the Company utilized its remaining net operating loss carryforwards.

5.    Average of SMH residual value calculations.

6.    Assumes no net increase in working capital or capital expenditures.

7. 2006 expenses include a charge for an estimated legal settlement of $500,000.

8. Assumes that 95% of Security West taxable income is allocated to Regency until its share of taxable income reaches to $2mm. Thereafter, Regency is allocated 50% of Security West taxable income.

9. 95% of distributable cash flow until Regency's cumulative cash flows reach $ 2 million; and 50% thereafter.

10.   See following page.

11.   See page 38.

12.   See page 33.


--------------------------------------------------------------------------------
[LOGO]                                                                        53

Security West - Residual Value in Year 2018                   Regency Affiliates
--------------------------------------------------------------------------------

(dollars in thousands)

Security West Residual Value in Year 2018

Fee simple residual value(1)                                       $    116,000
Adjusted for Net Market Difference                                            0
                                                                   ------------
Adjusted fee simple residual value                                 $    116,000
2018 Debt outstanding                                             ($     10,000)
                                                                   ------------
Equity Value                                                       $    106,000

Probability of lease renewal(2)                                              70%
                                                                   ------------
Adjusted equity value                                              $     74,200

Regency ownership interest(%)                                                50%
                                                                   ------------
Regency's share of adjusted equity value                           $     37,100

Tax effect                                                                   35%
                                                                   ------------
Regency's share of residual value                                  $     24,115


--------------------------------------------------------------------------------
1.    Marshall & Stevens Appraisal of November 1, 2003.

2. Implies a 30% probability that the lease on the facility will not be renewed and the residual value, net of any transaction costs, equals the value of the outstanding debt in 2018 of $10 million (the residual value is in fact insured for that amount in case the future market value is less).

[LOGO]                                                                        54

Going Concern Valuation                                       Regency Affiliates
--------------------------------------------------------------------------------

NOLs

Estimated taxable income - 2002                                       3,200,000


NOL Carryforwards: expiring in -                          2002         (295,413)
                                                          2003         (561,174)
                                                          2004       (5,036,471)
                                                          2005         (110,568)
                                                                     ----------

Total estimated NOL Carryforwards to 2003:                           (2,803,626)

Taxable income                                            2003       (2,247,616)
                                                                     ----------

Estimated remaining NOL's as of 2004                                 (5,051,242)
Expiring NOLs                                                         2,693,058
Taxable income                                            2004       (5,601,838)
                                                                     ----------

Estimated remaining NOL's as of 2005                                 (7,960,022)


--------------------------------------------------------------------------------
[LOGO]                                                                        55

Going Concern Valuation                                       Regency Affiliates
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis

With NOLs

--------------------------------------------------------------------------------
                       Net Present Value of Cash Flows(1)
--------------------------------------------------------------------------------

                                                  10.0%                  $15,490
Discount
Rates                                             11.0%                  $14,183

                                                  12.0%                  $13,026
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Capital Structure Adjustments
--------------------------------------------------------------------------------

                                                                        As of
                                                                      06/30/05
                                                                     ----------
Less: Current assets and preferred                                   ($   1,688)
Plus: Cash                                                               10,449
                                                                     ----------

   Total Adjustments                                                  $   8,761
                                                                     ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Equity Value as of 9/30/05
--------------------------------------------------------------------------------

                                                  10.0%                  $24,251

Discount
Rates                                             11.0%                  $22,944

                                                  12.0%                  $21,787
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Equity Value per F-D Share
--------------------------------------------------------------------------------

                                                  10.0%                  $  7.30

Discount
Rates                                             11.0%                  $  6.90

                                                  12.0%                  $  6.56
--------------------------------------------------------------------------------

Without NOLs

--------------------------------------------------------------------------------
                      Net Present Value of Cash Flows (1)
--------------------------------------------------------------------------------

                                                  10.0%                  $12,693
Discount
Rates                                             11.0%                  $11,436

                                                  12.0%                  $10,327
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Capital Structure Adjustments
--------------------------------------------------------------------------------

                                                                        As of
                                                                      06/30/05
                                                                     ----------

Less: Current assets and preferred                                   ($   1,688)
Plus: Cash                                                               10,449
                                                                     ----------

Total Adjustments                                                     $   8,761
                                                                     ----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Equity Value as of 9/30/05
--------------------------------------------------------------------------------

                                                  10.0%                  $21,454
Discount
Rates                                             11.0%                  $20,197

                                                  12.0%                  $19,088
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Equity Value per F-D Share
--------------------------------------------------------------------------------

                                                  10.0%                  $  6.46
Discount
Rates                                             11.0%                  $  6.08

                                                  12.0%                  $  5.74
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
1. Discount rates reflect risk associated with differing viewpoints between Regency and the General Partner over capital expenditures and taxable income allocation from Security West.

[LOGO]                                                                        56

Going Concern Valuation                                       Regency Affiliates
--------------------------------------------------------------------------------

Discounted Cash Flow Sensitivity Matrix

With NOLs

                                                           Probability of MESC Re-Lease
          --------------------------------------------------------------------------------------------------------------------------
                    0%        10%        20%        30%       40%       50%        60%         70%        80%       90%         100%
          --------------------------------------------------------------------------------------------------------------------------
            0%    $4.43      $4.52      $4.61      $4.70     $4.79     $4.88      $4.97       $5.07      $5.16     $5.25       $5.34
           10%     4.69       4.78       4.87       4.97      5.06      5.15       5.24        5.33       5.42      5.51        5.60
           20%     4.96       5.05       5.14       5.23      5.32      5.41       5.50        5.59       5.68      5.77        5.86
Security   30%     5.22       5.31       5.40       5.49      5.58      5.67       5.76        5.85       5.94      6.03        6.13
  West     40%     5.48       5.57       5.66       5.75      5.84      5.93       6.02        6.12       6.21      6.30        6.39
Renewal    50%     5.74       5.83       5.92       6.02      6.11      6.20       6.29        6.38       6.47      6.56        6.65
           60%     6.01       6.10       6.19       6.28      6.37      6.46       6.55        6.64       6.73      6.82        6.91
           70%     6.27       6.36       6.45       6.54      6.63      6.72       6.81        6.90       6.99      7.08        7.18
           80%     6.53       6.62       6.71       6.80      6.89      6.98       7.08        7.17       7.26      7.35        7.44
           90%     6.79       6.88       6.98       7.07      7.16      7.25       7.34        7.43       7.52      7.61        7.70
          100%     7.06       7.15       7.24       7.33      7.42      7.51       7.60        7.69       7.78      7.87        7.96

Without NOLs

                                                           Probability of MESC Re-Lease
          --------------------------------------------------------------------------------------------------------------------------
                    0%        10%        20%        30%       40%       50%        60%         70%        80%       90%         100%
          --------------------------------------------------------------------------------------------------------------------------
            0%    $3.60      $3.69      $ 3.79     $3.88     $3.97     $4.06      $4.15       $4.24      $4.33     $4.42      $4.51
           10%     3.87       3.96        4.05      4.14      4.23      4.32       4.41        4.50       4.59      4.68       4.77
           20%     4.13       4.22        4.31      4.40      4.49      4.58       4.67        4.76       4.85      4.95       5.04
Security   30%     4.39       4.48        4.57      4.66      4.75      4.85       4.94        5.03       5.12      5.21       5.30
  West     40%     4.65       4.75        4.84      4.93      5.02      5.11       5.20        5.29       5.38      5.47       5.56
Renewal    50%     4.92       5.01        5.10      5.19      5.28      5.37       5.46        5.55       5.64      5.73       5.82
           60%     5.18       5.27        5.36      5.45      5.54      5.63       5.72        5.81       5.91      6.00       6.09
           70%     5.44       5.53        5.62      5.71      5.81      5.90       5.99        6.08       6.17      6.26       6.35
           80%     5.70       5.80        5.89      5.98      6.07      6.16       6.25        6.34       6.43      6.52       6.61
           90%     5.97       6.06        6.15      6.24      6.33      6.42       6.51        6.60       6.69      6.78       6.87
          100%     6.23       6.32        6.41      6.50      6.59      6.68       6.77        6.86       6.96      7.05       7.14


--------------------------------------------------------------------------------
[LOGO]                                                                        57

Valuation Summary                                             Regency Affiliates
--------------------------------------------------------------------------------

The per share ranges yielded by the two valuation methods SMH utilized are shown below alongside the current market value per share for Regency's common stock. The average stock value per share of these three benchmarks is approximately $6.50 per share.

                                [CHART OMITTED]


--------------------------------------------------------------------------------
[LOGO]                                                                        58

Valuation Versus Five Years of  Historical Prices             Regency Affiliates
--------------------------------------------------------------------------------

                                [CHART OMITTED]


--------------------------------------------------------------------------------
[LOGO]                                                                        59

                                                              Regency Affiliates
--------------------------------------------------------------------------------

                             V. Proposed Transaction


--------------------------------------------------------------------------------
[LOGO]                                                                        60

Going Dark Analysis (continued)                               Regency Affiliates
--------------------------------------------------------------------------------

                        Pro Forma
               ----------------------------
Split           Fractional        Whole          Shares to      Repurchase Price
Ratio (1: )    Shareholders    Shareholders    Repurchase(1)         $6.50
-----------    ------------    ------------    -------------    ----------------
         5        1,367           1,261            4,252        $         27,638
        10        1,816             812            7,802        $         50,713
        20        2,094             534           12,672        $         82,368
        50        2,291             337           17,512        $        113,828
       100        2,373             255           26,012        $        169,078
       250        2,418             210           37,912        $        246,428
      --------------------------------------------------------------------------
       500        2,479             149           61,412        $        399,178
      --------------------------------------------------------------------------
      1000        2,519             109           95,912        $        623,428
      2000        2,552              76          168,912        $      1,097,928


--------------------------------------------------------------------------------
1.    Pre-split shares.

[LOGO]                                                                        61

Going Dark Analysis                                           Regency Affiliates
--------------------------------------------------------------------------------

[LINE CHART OMITTED]


--------------------------------------------------------------------------------
1.    Assumes repurchase price of $6.50 per share.

[LOGO]                                                                        62

Prospective Transaction Details                               Regency Affiliates
--------------------------------------------------------------------------------

1)    Regency effects a 1 : 500 reverse stock split.

2) The Company buys out the resulting 61,412 fractional shares(1) at $6.50 per share (pre-split price).

3) As a result, the number of Regency's shareholders will be reduced to 149 from 2,628.

4) Regency will no longer be obligated to file annual or quarterly financial statements with the SEC, which the Company estimates will save approximately $250,000 (2) per year in operating expenses.

5) The total cost of the share repurchase, excluding fees, will be approximately $399,178.


--------------------------------------------------------------------------------
1.    Pre-split share equivalents.

2.    Company estimate.

[LOGO]                                                                        63

Share Price Sensitivity Analysis                              Regency Affiliates
--------------------------------------------------------------------------------

          Purchase Price
            Per Share                Shares(1)             Total Price
          --------------            ----------             -----------
            $  5.50                   61,412               $  337,766
               5.75                   61,412                  353,119
               6.00                   61,412                  368,472
               6.25                   61,412                  383,825
          ------------------------------------------------------------
               6.50                   61,412                  399,178
          ------------------------------------------------------------
               6.75                   61,412                  414,531
               7.00                   61,412                  429,884
               7.25                   61,412                  445,237
               7.50                   61,412                  460,590

(1)   Assumes 1:500 reverse split

                              [LINE CHART OMITTED]


--------------------------------------------------------------------------------
[LOGO]                                                                        64